UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

March 6, 2014
Date of report (date of earliest event reported)

LPL Financial Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34963	20-3717839
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

75 State Street
Boston MA 02109
(Address of principal executive offices) (Zip Code)

(617) 423-3644
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On March 6, 2014, the board of directors (the “Board”) of LPL Financial Holdings Inc. (the “Company”) approved amendments to Sections 1.2, 1.9 and 2.5 of the Company's Fourth Amended & Restated Bylaws, to provide for a majority voting standard, rather than a plurality voting standard, in uncontested director elections and to make other ministerial changes reflecting the reduced equity ownership in the Company of investment funds associated with Hellman & Friedman LLC and TPG Global, LLC.
The foregoing summary is qualified in its entirety by the Company's Fifth Amended and Restated Bylaws, which are attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.
On March 11, 2014, the Company filed a preliminary proxy statement in connection with its 2014 annual meeting of stockholders (the “2014 Annual Meeting”). As reflected in the preliminary proxy statement, in the course of its regular review of corporate governance policies and compensation practices, the Company has recently implemented several measures that are designed to promote long-term shareholder value, including:

•
a proposed amendment to the Company’s amended and restated certificate of incorporation to declassify the Board, such that it would be comprised of a single class of directors elected on an annual basis who may be removed with or without cause, rather than three classes of directors serving three-year terms who may be removed only for cause (the “Declassification Amendment”);

•
the adoption of a director resignation policy, reflected in the Company’s corporate governance guidelines, pursuant to which a director who does not receive support from holders of a majority of shares voted in an uncontested election must tender his or her resignation and, if the Board accepts the resignation, step down from the Board;

•
an amendment of the Company’s insider trading policy to be more explicit in its prohibition of pledging and hedging practices, in order to further the alignment that the Company’s equity awards are designed to create between the Company’s stockholders and executives;

•	the adoption of a compensation claw-back policy that provides for the recoupment of executive incentive compensation in the event of certain financial restatements;

•	an amendment of the Company’s stock ownership guidelines for executive officers, to set ownership thresholds at a multiple of base salary;

•
the amendment of the Company’s stock ownership guidelines for directors, which now provide that within five years of the date of his or her election to the Board, each non-employee director must maintain ownership of shares of the Company’s common stock equal to five times the annual base retainer then in effect for the Company’s non-employee directors; and

•	a determination to seek an advisory vote from stockholders on the Company’s compensation practices (i.e., “say-on-pay”) on an annual basis rather than on a triennial basis.

The Declassification Amendment will be considered by the Company’s stockholders at the 2014 Annual Meeting and will become effective only if approved by the affirmative vote of 66 2/3% of the Company’s outstanding shares of common stock as of March 13, 2014, the record date for the 2014 Annual Meeting.
The Company’s corporate governance guidelines, insider trading policy, stock ownership guidelines and recoupment policy are available on the Investor Relations section of the Company’s website, www.lpl.com. None of foregoing shall be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Fifth Amended and Restated Bylaws of LPL Financial Holdings Inc., effective March 6, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LPL FINANCIAL HOLDINGS INC.

By:	/s/ Dan H. Arnold
Dan H. Arnold
Chief Financial Officer

Dated: March 12, 2014